As filed with the Securities and Exchange Commission on November 5, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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DSI Realty Income Fund XI, a California limited partnership

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TO THE LIMITED PARTNERS

OF

DSI REALTY INCOME FUND XI,

a California limited partnership (the “Fund”)

In November of last year, we notified you of our intent to seek a current market valuation of our self-storage properties (the “Properties”) and the self storage properties of seven (7) other affiliated limited partnerships (the “Partnerships”). As noted in that correspondence, we retained Bancap Self Storage Group, Inc as our advisor to assist us in obtaining competitive offers from the marketplace. Given the advanced age of our Fund and the Partnerships, the illiquidity of the Units and the demand for self-storage facilities in the current economic environment, we felt that researching, obtaining and evaluating this market information was in the best interest of the Fund. After several months of due diligence and exploration, we entered into a Purchase and Sale Agreement (the “Agreement”), subject to the approval of our limited partners (the “Limited Partners”) who hold a majority of the outstanding units of limited partnership interests in our Fund (the “Units”) for the sale of all of our self-storage properties and related assets (the “Properties”) and the self-storage properties and related assets of the Partnerships. The prospective purchaser, Strategic Storage Opportunities, LLC, a Delaware limited liability company (“Strategic”) which is a subsidiary of Strategic Storage Holdings, LLC, a Delaware limited liability company which is controlled by SmartStop Storage Trust, Inc. (formerly known as Strategic Storage Trust, Inc.), has the option to terminate the Agreement if it is not fully approved by our Limited Partners and the limited partners of the other Partnerships.

Our general partners (the “General Partners”) do not make any specific recommendation as to whether or not the Agreement should be approved due to the large number of Limited Partners in the Fund and those in the Partnerships, and the respective unique tax considerations, financial circumstances and future investment objectives. Therefore, all Limited Partners must make their own individual assessment, with the advice of such advisors as they may choose, as to whether to approve the Agreement and, if all of our Properties are sold, to approve the dissolution of the Fund.

If our Limited Partners holding a majority of the Units vote to approve the Agreement to sell all of the Properties, we would distribute the net proceeds from the sale to our Limited Partners in an amount that we currently expect to be approximately $620 per Unit from the $16,760,000 aggregate gross purchase price for the Properties1 after payment of our expenses and fees, any adjustments as set forth in the Agreement, the amount that is distributable to the General Partners for their interest in the Fund and fees payable to the General Partners under our limited partnership agreement as further described in the accompanying proxy statement. There can be no assurance that the Fund will not incur higher outside costs and fees than are presently anticipated in closing the sale of the Properties or otherwise relating to the Agreement, in which case the estimated amount of the distribution to you per Unit would be reduced accordingly.

If all of the Properties are sold, the Fund will be dissolved. Under certain circumstances, Strategic may exclude some of our Properties from purchase if they do not meet respective closing requirements. If less than all of our Properties are sold the amount of the net distribution per Unit will be reduced proportionally as described in the accompanying proxy statement and the Fund would not be dissolved until such time as any remaining Properties are sold.

Including the approximately $620 per Unit distribution from the sale of the Properties currently estimated, the Fund will have paid original Limited Partners a return on investment of 220% per Unit from the inception of the Fund through the date of the accompanying proxy statement.

Through the accompanying proxy statement, your vote by written consent without a meeting is being solicited to either accept or reject proposals to approve (1) the Agreement, and (2) the dissolution of the Fund if all the Properties are sold Again, the General Partners make no recommendation to the Limited Partners with respect to how they should decide to cast their votes. Rather, you should carefully read the information presented in the accompanying proxy statement including the definitive Agreement with Strategic which is attached as Exhibit A, as well as any other materials being delivered to you. You are highly encouraged to consult with your financial, tax, legal and other advisors in making your determination as to how to cast your vote.

More information about the Agreement, Strategic and the potential sale of the Properties is contained in the accompanying proxy statement. We urge you to read the accompanying proxy statement carefully, including “Risk Factors” and “Selected Material Terms of the Agreement” for a discussion of the risks relating to the Agreement. You may obtain additional information about the Fund from the documents that the Fund has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

If you do not return the Written Consent Card delivered to you with the accompanying proxy statement by 5:00 p.m. on December __, 2014 the effect will be the same as a vote against acceptance of the Agreement and the other proposed items that are described in the accompanying proxy statement.

By the General Partners on behalf of the Fund,

DSI PROPERTIES, INC. By _______________________ Richard P. Conway Executive Vice President and Chief Financial Officer	RJC CAPITAL MANAGEMENT, LLC By _______________________________ Richard P. Conway Manager	JWC CAPITAL MANAGEMENT, LLC By ________________________________ Thomas J. Conway Manager

Long Beach, California, November __, 2014

The accompanying proxy statement is dated November__, 2014, and is first being mailed to the Limited Partners of the Fund on or about November __, 2014.

1 The aggregate gross purchase price to be paid by Strategic for our Properties is $16,760,000; however, $2,027,905 of that amount is allocable and distributable to affiliates of Dahn Corp., our outside property manager, in payment for their joint venture tenant-in-common interests in our Properties. Therefore, we will have gross proceeds of $14,564,495 available for distribution after expenses, fees and adjustments.

NOTICE

AND

PROXY STATEMENT

DSI REALTY INCOME FUND XI,

a California limited partnership

REFERENCES TO ADDITIONAL INFORMATION

Except where we indicate otherwise, as used in this proxy statement:

“Agreement” refers to the Purchase and Sale Agreement dated July 7, 2014, as amended, between the Fund and Strategic which is subject to the approval by the written consent of the Limited Partners being solicited through this proxy statement. A copy of the Agreement is attached as Exhibit A to this proxy statement.

“General Partners” refers to DSI Properties, Inc., RJC Capital Management, LLC and JWC Capital Management, LLC, the general partners of the Fund and the Partnerships.

“Fund,” “we,” “us” and “our” refers to DSI Realty Income Fund XI, a California limited partnership.

“Partnerships” refers to the other seven (7) limited partnerships of which the General Partners are also their general partners and which Partnerships approval of the Agreement is also required in order to eliminate Strategic’s option to terminate the Agreement.

“Properties” refers to the self-storage properties and other related assets of the Fund as described in detail in the Agreement.

“Strategic” refers to Strategic Storage Opportunities, LLC, a subsidiary of Strategic Storage Holdings, LLC which is controlled by SmartStop Storage Trust, Inc. (formerly known as Strategic Storage Trust, Inc.).

“Units” refers to units of limited partnership interest in the Fund,

“Limited Partners,” “you” and “your” refers to the holders of Units.

Additional important business and financial information about the Fund is available to you in documents that have been filed with the Securities and Exchange Commission (the “SEC”) that have not been included in or delivered with this proxy statement. For a description of these documents and how you may obtain them, see “Where You Can Find More Information.”

The General Partners will provide you with copies of this information relating to the Fund, without charge, if you request them in writing or by telephone from:

DSI Properties, Inc.

6700 E. Pacific Coast Hwy

Long Beach, California 90803

Attn: Proxy Department

(800) 732-1733

If you would like to request documents, please do so by November __, 2014, in order to receive them before the written consent submission deadline.

DSI REALTY INCOME FUND XI,

a California limited partnership

6700 E. Pacific Coast Hwy

Long Beach, California 90803

NOTICE OF SOLICITATION OF WRITTEN CONSENTS OF LIMITED PARTNERS

TO BE SUBMITTED BY DECEMBER __, 2014

Dear Limited Partner:

Your written consent regarding the matters described below is being solicited and your signed Written Consent Card must be received no later than 5:00 p.m. (PST), on _______, December __, 2014, unless postponed to a later date, by delivery to 6700 E. Pacific Coast Hwy, Long Beach, California 90803; or by fax at (562) 493-9352. Your written consent is being solicited for the approval of ALL of the proposals set forth below.

ALL OF THE FOLLOWING PROPOSALS MUST BE APPROVED IN ORDER FOR ANY SINGLE PROPOSAL TO BE ACTED UPON:

1.	PROPOSAL TO ACCEPT OR REJECT THE PURCHASE AND SALE AGREEMENT.

Approval of the Purchase and Sale Agreement, dated as of July 7, 2014, as amended (the “Agreement”), by and among the Fund and Strategic Storage Opportunities, LLC for the sale of up to all of the Properties of the Fund, on the terms and subject to the conditions contained in the Agreement, and the distribution to Limited Partners of the net proceeds from the sale. Net proceeds available for distribution, if all the Properties are sold, are currently estimated to be approximately $620 per Unit from the $16,760,000 aggregate gross purchase price for the Properties2 after payment of Fund’s expenses and fees, any adjustments as set forth in the Agreement, the amount that is distributable to the General Partners for their interest in the Fund, and General Partners fees payable under the limited partnership agreement of the Fund as further described in this proxy statement.

2.	PROPOSAL TO APPROVE DISSOLUTION OF THE FUND.

Approval to dissolve the Fund following the sale of all of the Properties.

While these proposals are being voted on separately, Limited Partners must approve ALL of the proposals in order for any action to be taken to sell the Properties and make the per-Unit distribution of the net sale proceeds. These items of business are described in the accompanying proxy statement and a copy of the Agreement is attached as Exhibit A. Only Limited Partners of record at the close of business on November __, 2014, are entitled to notice of this solicitation of written consents and to submit a Written Consent Card by the December __, 2014 deadline.

The General Partners make no recommendation as to whether or not the Limited Partners should approve the Agreement and the dissolution of the Fund.

Your vote is very important. Please complete, sign and date the enclosed Written Consent Card(s) as soon as possible and return it in the postage-prepaid envelope provided, or vote your Units by fax as described in the accompanying proxy statement. Completing and submitting a Written Consent Card now will not prevent you from being able to change your vote prior to the December __, 2014 solicitation deadline. However, if you do not submit a Written Consent Card by that deadline, the effect will be the same as a vote against acceptance of the Agreement and the dissolution of the Fund.

Please submit your vote promptly. You can find instructions for voting on the enclosed Written Consent Card. If you have any questions about the proposals or about voting, please call the offices of the General Partners at (800) 732-1733 or contact your DSI representative who, while not acting as a solicitation agent, has been provided with copies of the accompanying proxy statement and the Agreement.

By order of the General Partners on behalf of the Fund,

DSI PROPERTIES, INC. By _______________________ Richard P. Conway Executive Vice President and Chief Financial Officer	RJC CAPITAL MANAGEMENT, LLC By _______________________________ Richard P. Conway Manager	JWC CAPITAL MANAGEMENT, LLC By ________________________________ Thomas J. Conway Manager

Long Beach, California, November __, 2014

2 The aggregate gross purchase price to be paid by Strategic for our Properties is $16,760,000; however, $2,027,905 of that amount is allocable and distributable to affiliates of Dahn Corp., our outside property manager, in payment for their joint venture tenant-in-common interests in our Properties. Therefore, we will have gross proceeds of $14,564,495 available for distribution after expenses, fees and adjustments.

QUESTIONS AND ANSWERS ABOUT
THE WRITTEN CONSENTS AND THE AGREEMENT

The following questions and answers briefly address some commonly asked questions about the solicitation of written consents of the Limited Partners and the Agreement. They may not include all the information that is important to you. We urge you to read carefully this entire proxy statement, including the Agreement attached as Exhibit A and the other documents to which we have referred you to.

Q: Why am I receiving this proxy statement and what is the proposed transaction for which I am being asked to vote?

A: On behalf of the Fund, the General Partners have executed an agreement with Strategic, subject to approval by Limited Partners holding a majority of the Units, to sell all of the Properties of the Fund to Strategic under the terms of the Agreement that is described in this proxy statement and attached as Exhibit A.

In order to complete any sale, the Agreement must be approved by the Limited Partners of the Fund who hold a majority of the Units and by each of the other Partnerships. If all of the Properties are sold, the Limited Partners agree that the Fund will be dissolved. See “Selected Material Terms of the Agreement—Conditions to Closing” and “Summary—Conditions to Completion of the Sale of the Properties.”

This proxy statement contains important information about the Agreement, the Fund dissolution and the solicitation of the Limited Partner written consents, which you should read carefully. The enclosed Written Consent Card allows you to vote your Units without attending a meeting.

Q: What are the summary terms of the Agreement?

A: Summary Term Sheet of the Agreement

The following is a bullet point summary of selected material provisions of the Agreement. This summary is qualified in its entirety by reference to the Agreement, which is incorporated by reference in its entirety and attached to this proxy statement as Exhibit A. We urge you to carefully read the Agreement in its entirety. See “Selected Material Terms of the Agreement” for greater detail on these bullet points.

•	The Agreement was entered into subject to your approval and the approval of the other Partnerships who are parties to the Agreement for the sale of all of our Properties and the self-storage properties and related assets of the other Partnerships.

•	The Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Fund and Strategic, and may be subject to important qualifications and limitations agreed to by the Fund and Strategic in connection with negotiating its terms.

•	If we do not approve the Agreement or if any of the other Partnerships fail to approve the Agreement, Strategic has the option of proceeding with the purchase from those who have consented or terminating the Agreement entirely.

•	If the Agreement is approved by the holders of a majority of our outstanding Units and is approved by the other Partnerships, and all other conditions to the Agreement are satisfied or waived, all of our Properties and those of the other Partnerships will be sold to Strategic.

•	Our allocable share of the purchase price will be $16, 760,000, subject to prorations and adjustments as set forth in this Agreement, and will be paid to us at the closing of the sale by wire transfer of immediately available funds.

•	Following the sale of all of the Properties, the Fund would distribute to Limited Partners an amount currently estimated to be approximately $620 per Unit from the $16,760,000 aggregate gross purchase price, after distribution of $2,027,905 to affiliates of Dahn Corp. for their tenant-in-common interests in the Properties, and after payment of Fund expenses and fees, any adjustments as set forth in the Agreement, and the amount that is distributable to the General Partners for their interest in the Fund and fees payable under our limited partnership agreement.

•	Including the $620 per Unit minimum distribution from the sale of the Properties, the Fund will have paid original Limited Partners a return on investment of 220% per Unit from the inception of the Fund through the date of the accompanying proxy statement.

•	DSI Properties, Inc, one of our General Partners, will also receive a fee from Strategic that is separate from the purchase price for the Properties under the Agreement for its services in transitioning the Properties to Strategic following their sale which fee will be in an amount of up to $174,435.

•	Strategic has paid $5,000,000 into an escrow account as an earnest money deposit to be applied against the purchase of our Properties and those of the other Partnerships.
•	If Strategic elects to terminate the Agreement for failure to receive our and the other Partnerships consent or if the Agreement is terminated for any reason other than a breach by Strategic, the full amount of the earnest money deposit will be returned to Strategic.
•	We and Strategic will complete the Agreement when all of the conditions contained in the Agreement have been satisfied. Thereafter, the closing will occur in up to three (3) tranches.
•	We cannot predict the exact timing of completion of the closings; however, the transactions under the Agreement are targeted to close by March 31, 2015.

•	The Agreement contains customary representations and warranties from Strategic as the purchaser under the Agreement and the Fund and the other Partnerships as sellers.

•	Conditions to Strategic’s obligations to close the purchases under the Agreement are conditioned upon the following with respect to the Fund and the other Partnerships:

• the representations and warranties remain true and correct in all material respects as of each closings;

• all covenants have been fully complied with in all material respects at the closings;

• as of each closing date, there is no pending or threatened litigation, claims, attachments of bankruptcy related proceedings; and

• as of each closing date, there is no material adverse change in the performance of any of the self-storage properties.

•	The Fund and the other Partnerships have agreed that they will conduct their business in the ordinary course consistent with past practice.

•	The Fund and the other Partnerships have agreed to:

• not list any of their self-storage properties for sale that are subject to the Agreement;

• auction the contents of any self-storage unit where the tenant is 75 or more days past due in rent payments;

• cause each property manager who occupies an on-site apartment unit to vacate by the closing date and allow for a $25,000 escrow of the purchase price to cover eviction costs for each self-storage property where the tenant manager has not timely vacated; and

• maintain the insurance coverages of the Fund and the other Partnerships through the applicable closing date.

•	Either of the Fund and the other Partnerships or Strategic may terminate the Agreement upon any breach by the other party.

• In the event of a termination due to a breach by Strategic, the Fund and the other Partnerships would receive their allocable share of the $5,000,000 earnest money deposit.

• Upon any termination other than due to a breach by Strategic, the full amount of the earnest money deposit would be returned to Strategic.

•	The Agreement may be amended, extended or any provision waived in writing by the parties.

Q: Why is the Fund presenting the Agreement for Limited Partner consideration?

A: The Fund is presenting the Agreement to the Limited Partners so they may have an opportunity to consider and approve or reject the Agreement. In November of last year, we notified you of our intent to seek a current market valuation of our Properties and the self-storage properties of the Partnerships. As noted in that correspondence, we retained Bancap Self Storage Group, Inc. as our advisor to assist us in obtaining competitive offers from the marketplace. No reports or opinions were received by the Fund in connection with the provision of these services. After several months of due diligence and exploration, we entered into the Agreement with Strategic, subject to Limited Partner approval, because we believe it was the overall best offer based on price without a speculative financing contingency coupled with speed and certainty of completing the sales process.

Q: What will happen if the transactions under the Agreement are completed?

A: If Limited Partners holding a majority of the Units approve the Agreement all of the Properties of the Fund will be sold to Strategic and the Fund will be dissolved. Following the sale of all of the Properties, the Fund would distribute to Limited Partners an amount currently estimated to be approximately $620 per Unit from the $16,760,000 aggregate gross purchase price for the Properties3, after payment of Fund expenses and fees, any adjustments as set forth in the Agreement, and the amount that is distributable to the General Partners for their interest in the Fund and fees payable under our limited partnership agreement. Including the $620 per Unit minimum distribution from the sale of the Properties, the Fund will have paid original Limited Partners a return on investment of 220% per Unit from the inception of the Fund through the date of the accompanying proxy statement.

There can be no assurance that the Fund will not incur higher outside costs and fees than are presently anticipated in closing the sale of the Properties or otherwise relating to the Agreement, in which case the estimated amount of the distribution to you per Unit would be reduced accordingly. In addition, under the Agreement $25,000 of the purchase price will be placed in an escrow account for any of the Properties where we have not removed managers occupying on-premises apartments by the closing date of the sale of those Properties. Assuming none of these tenant managers are removed, $100,000 of the purchase price would be escrowed until their removal and the amount of the escrowed proceeds released to us and available for per Unit distribution to you will be reduced by any legal or other costs and expenses incurred in effecting their removal.

Under certain circumstances, Strategic may purchase less than all of our Properties if they do not meet various requirements upon closing. If less than all of the Properties are sold the amount of the net distribution per Unit will be reduced proportionally in the manner set forth in “Summary—The Properties, Purchase Price and Allocations and Adjustments” and the Fund will not be dissolved. See “Selected Material Terms of the Agreement—Purchase Price and Adjustments.”

Q: Do the General Partners recommend the Proposals to Approve the Agreement and Dissolve the Fund?

A: The General Partners make no specific recommendation as to whether you should approve the Agreement and the Fund’s dissolution due to the large number of Limited Partners in the Fund and the respective unique tax considerations, financial circumstances and future investment objectives of the Limited Partners. Therefore, all Limited Partners must make their own individual assessment, with the advice of such advisors as they may choose, as to whether to approve the Agreement and, if all Properties are sold, the dissolution of the Fund.

Q: What vote is required to approve the Agreement and receive the per-Unit distribution?

A: The affirmative vote of the Limited Partners holding at least a majority of the outstanding Units of the Fund must approve ALL of the proposals set forth in this proxy statement in order for the Properties to be sold and for the distribution of the net proceeds from the sale to the Limited Partners.

The General Partners and their affiliates hold approximately 2% of the outstanding Units of the Fund and will vote their Units in their sole discretion.

Q: Who is eligible to vote?

3 The aggregate gross purchase price to be paid by Strategic for our Properties is $16,760,000; however, $2,027,905 of that amount is allocable and distributable to affiliates of Dahn Corp., our outside property manager, in payment for their joint venture tenant-in-common interests in our Properties. Therefore, we will have gross proceeds of $14,564,495 available for distribution after expenses, fees and adjustments.

A: Limited Partners are eligible to vote if they were Limited Partners of record at the close of business on November __, 2014. See “The Written Consent Solicitation of Limited Partners— Record Date; Units Entitled to Vote.”

Q: Will the Fund continue to make quarterly distributions to Limited Partners?

A: If the Fund's Properties are sold, all subsequent distributions from operations would cease. You would receive a prorated portion of such normal quarterly distribution for the quarterly period in which the sale is completed. Furthermore, upon any dissolution of the Fund, you would also receive your proportional share of any other cash in the Fund.

Q: Are there risks involved in undertaking the Agreement?

A: Yes. In evaluating the Agreement Limited Partners should carefully consider the factors disclosed in the section of this proxy statement entitled “Risk Factors” and other information included in this proxy statement.

Q: What are the income tax consequences to Limited Partners from the sale of the Properties?

A: We make no representation to you as to the tax consequences that may arise upon any sale of the Properties and your receipt of the per Unit distribution from the net proceeds of the sale. The tax consequences to you will depend on your own situation and may be significant for some Limited Partners. Therefore, you should consult your own tax advisor for a full understanding of the tax consequences applicable to you if the Properties are sold.

Q: Other than Limited Partners and the other Partnerships approval, are any other approvals or consents required in order to sell the Properties under the Agreement?

A: Yes affiliates of Dahn Corp., the Fund’s property manager, have a joint venture tenant-in-common minority interest in each of the Properties. Under the respective joint venture agreements, the Fund has complete control over the sale of the Properties and the Dahn affiliates would be required to transfer their interests along with those of the Fund. However, while we have asked for a written assurance from Dahn that it will cause its affiliates to cooperate in the sales process, Dahn has refused to provide it. Therefore, there can be no assurance that the Dahn affiliates will sign the required transfer documentation when it is provided and the sale of the Properties might be delayed while we seek a court order to compel them to transfer their tenant-in-common interests. If required, we will promptly seek court intervention and pursue all other legal remedies available to us in addition to forcing the Dahn affiliates into allowing us to sell the Properties.

Q: What is the structure of the sale of the Properties under the Agreement?

A: The Properties would be sold to Strategic on an all cash at closing basis and the Fund would then distribute the net available proceeds from the sale to Limited Partners on a pro rata basis.

Q: When do you expect to complete the sale of the Properties?

A: If the Limited Partners of the Fund and the Partnerships approve the Agreement and the transactions contemplated thereby, we would attempt to close the sale of the Properties as soon as possible. Because a vote of our Limited Partners is only one of the conditions to the sale of the Properties, we cannot assure you as to when or if the sale would occur, but we would work to close the sale as soon as possible after the date of any approval of the Agreement. In addition, the Fund and any other Partnership that sells all of its respective properties, is required to be dissolved in the same calendar year in which the sale(s) occur. We currently expect that the sales by the Fund and the other approving Partnerships will be completed by March 31, 2015. See “Selected Material Terms of the Agreement—Purchase Price and Adjustments” and “Summary—The Properties, Purchase Price and Allocations and Adjustments.”

Q: What should I do now?

A: You should read this proxy statement carefully, including the Agreement in attached Exhibit A, and return your completed, signed and dated Written Consent Card by mail in the enclosed postage-paid envelope or, by fax as soon as possible so that your vote will be counted.

Q: When are the Written Consent Cards required to be submitted to the Fund for my vote to count?

A: You must submit the Written Consent Card no later than 5:00 p.m. (PST), on _______, December __, 2014, unless postponed to a later date, by delivery to 6700 E. Pacific Coast Hwy, Long Beach, California 90803; or by fax at (562) 493-9352.

If you do not submit your Written Consent Card prior to then, you will be considered to have voted against all items proposed in the Proxy Statement.

Q: Can I change my vote after I mail or fax my Written Consent Card?

A: Yes. If you are a record holder of Units you can change your vote by:

• sending to the Fund a written notice that is received prior to the deadline for submission of the Written Consent Cards and states that you revoke your prior vote; and

• signing and delivering a new Written Consent Card bearing a later date than the previous one that you submitted.

See “The Written Consent Solicitation of Limited Partners— Revocability of Written Consent Card.”

Q: What if I abstain from voting?

A: Your abstention from voting will be considered as a vote against all items proposed in this proxy statement.

Q: Do Limited Partners have appraisal or dissenters’ rights?

A: No, the Limited Partners are not entitled to appraisal or dissenters’ rights.

Q: Where can I find more information about Strategic and the Fund?

A: You can find more information about Strategic and the Fund from various sources described under “Where You Can Find More Information.”

Q: Who can help answer my questions?

A: If you have any questions about the Agreement or the other proposals, or if you need assistance in voting your Units, or need additional copies of this proxy statement or the enclosed Written Consent Card(s) or voting instructions, please contact the offices of the General Partners by telephone at (800) 732-1733 or contact your DSI representative directly who, while not acting as a solicitation agent, has received a copy of this proxy statement and the Agreement.

SUMMARY

This summary of the material information contained in this proxy statement may not include all the information that is important to you. To fully understand the proposals to approve the Agreement and approve the dissolution of the Fund, and for a more detailed description of the terms and conditions of the Agreement and certain other matters being considered in connection with your vote, you should read this entire proxy statement and the Agreement attached as Exhibit A. We have included references parenthetically in this summary to direct you to a more detailed description of each topic presented in this summary.

The Fund’s Reasons for the Agreement and No General Partners Recommendation to Limited Partners (page __)

We have determined that the Agreement is the best offer presented to the Fund for the sale of the Properties and that it should be presented to Limited Partners for their consideration as to whether to approve it. The General Partners make no recommendation to Limited Partners as to how they should vote on the proposal to approve the Agreement for the sale of the Properties and the dissolution of the Fund.

We retained Bancap Self Storage Group, Inc. as our advisor to assist us in obtaining competitive offers from the marketplace. No reports or opinions were received by the Fund in connection with the provision of these services. Given the advanced age of the Fund, the illiquidity of our Units and the strong demand for self-storage facilities in the current economic environment, we felt that researching, obtaining and evaluating market information was in the best interests of the Fund. After several months of due diligence and exploration, we entered into the Agreement with Strategic, subject to your approval, because we believe it was the best overall offer based on price without a speculative financing contingency coupled with speed and certainty of the sales process.

Among the reasons for the Fund’s solicitation of Limited Partner vote regarding the Agreement to sell the Properties and dissolve of the Fund:

•	Completion of Marketing Process for the Sale of the Properties. The General Partners, with the assistance of our outside advisor Bancap, conducted a comprehensive marketing effort that commenced last November in order to determine a current market valuation of the Properties within the Fund and the self-storage properties of the other Partnerships. Through Bancap, we obtained six (6) competitive offers from the marketplace and ultimately selected the Agreement with Strategic as the best available alternative to present to you for your consideration. We believe it is the best overall offer to purchase the Properties based on price without a speculative financing contingency coupled with speed and certainty of the sales process.

•	Per Unit Distribution Amount. We considered the value of the purchase price to be paid for the Properties under the Agreement and noted that, based upon our most recent outside appraisals (conducted in September of 2011) of the Properties, the $16,760,000 aggregate gross purchase price for the Properties represents a premium of approximately 36% over those appraised amounts. The amount of the distribution from the sale of all of the Properties after payment of all related cost, fees and expenses is currently estimated to be approximately $620 per Unit4. Including this estimated distribution amount, the Fund will have paid a return on original investment that is in excess of 220% per Unit from the inception of the Fund through the date of this proxy statement.
•

Form of Consideration. The terms of the Agreement provide that the Fund will receive all cash consideration upon the sale of the Properties as opposed to more speculative all or partial stock consideration, generally provides for no financing contingency (except as described under “Selected Material Terms of the Agreement—Purchase Price and Adjustments” and “Summary—The Properties, Purchase Price and Allocations and Adjustments”) and allows for the payment by the Fund of regular quarterly distributions to Limited Partners through the closing of the sale of the Properties.

•	Terms of the Agreement; Likelihood of Consummation of the Agreement. We, with the assistance of our legal advisors, reviewed the terms of the Agreement and the outside termination date of the Agreement. In addition, we considered the likelihood of consummation of the Agreement, including the terms and conditions of the Agreement and the conditions to the consummation of the Agreement.

•	Providing Liquidity for the Units. We considered the substantial lack of liquidity of the Units and that under the Agreement and following dissolution of the Fund all Limited Partners will be able to effectively liquidate their entire investment in the Fund.

•	Potential Risks. We considered a number of potential risks, as well as related mitigating factors, in connection with our evaluation of the Agreement, including:

4 The aggregate gross purchase price to be paid by Strategic for our Properties is $16,760,000; however, $2,027,905 of that amount is allocable and distributable to affiliates of Dahn Corp., our outside property manager, in payment for their joint venture tenant-in-common interests in our Properties. Therefore, we will have gross proceeds of $14,564,495 available for distribution after expenses, fees and adjustments.

•

the possibility that the Agreement might not be completed as a result of the failure to satisfy certain closing conditions, including securing approvals from Limited Partners and the limited partners of each of the other Partnerships;

•	there are significant costs associated with the Agreement and the Fund would still be obligated to pay certain fees and expenses of its advisors regardless of whether the Agreement is consummated;
•	the per Unit distribution of the net purchase price received by the Fund to Limited Partners will be taxable;
•	income-oriented Limited Partners having to replace current Fund income by investing with after-tax dollars in the current low-interest rate climate;
•

sale of the Properties and dissolution of the Fund will preclude our Limited Partners from having the opportunity to participate in the potential future growth in the value of the Properties and our income from operations; and

•	the General Partners have interests in the Agreement that may be different from, or in addition to, the interests of our Limited Partners.

 The Agreement (page __)

We entered into the Agreement on the terms and subject to the conditions contained in the Agreement.

We encourage you to read the Agreement, which governs the sale of the Properties and is attached as Exhibit A to this proxy statement, because it sets forth all of the terms of the Agreement that are selectively summarized below.

The Properties, Purchase Price and Allocations and Adjustments (page __)

Set forth below is a description of the Properties, the allocable portion of the $16,760,000 aggregate gross purchase price for their sale and the allocable currently estimated distribution per Unit that will be paid upon the sale of each Property.

Self Storage Property Location	Purchase Price Allocation	Currently Estimated Distribution Per Unit5
240 W. Army Trail Rd., Bloomingdale, IL	$4,950,000	$183.11
4233 Route 130 South, Edgewater Park, NJ	2,130,000	78.80
42557 Van Dyke Rd., Sterling Heights, MI	3,810,000	140.94
10231 S. Colima Rd., Whittier, CA	5,870,000	217.15

	Total: $16,760,000	Total: $620.00

Estimated per Unit distributions of the purchase price are calculated net of the expenses of the Fund under the Agreement and the Fund’s limited partnership agreement and these expenses include: fees payable to the General Partners and Bancap for services rendered in connection with the Agreement, attorney and accounting fees, the costs of this proxy statement and the solicitation of Limited Partner consents, and other incidental fees. If less than all of the Properties are sold, the amount of the total minimum distribution per Unit will be reduced accordingly.

5 The aggregate gross purchase price to be paid by Strategic for our Properties is $16,760,000; however, $2,027,905 of that amount is allocable and distributable to affiliates of Dahn Corp., our outside property manager, in payment for their joint venture tenant-in-common interests in our Properties. Therefore, we will have gross proceeds of $14,564,495 available for distribution after expenses, fees and adjustments.

The amount of the distribution from the sale of all of the Properties is currently estimated to be approximately $620 per Unit and, including this estimated distribution amount, the Fund will have paid a return on original investment that is in excess of 220% per Unit from the inception of the Fund through the date of this proxy statement. There can be no assurance that the Fund will not incur higher outside costs and fees than are presently anticipated in closing the sale of the Properties or otherwise relating to the Agreement, in which case the estimated amount of the distribution to you per Unit would be reduced accordingly. In addition, under the Agreement $25,000 of the purchase price will be placed in an escrow account for any of the Properties where we have not removed managers occupying on-premises apartments by the closing date of the sale of those Properties. Assuming none of these tenant managers are removed, $100,000 of the purchase price would be escrowed until their removal and the amount of the escrowed proceeds released to us and available for per Unit distribution to you will be reduced by any legal or other costs and expenses incurred in effecting their removal.

Record Date; Outstanding Units; Units Entitled to Vote (page __)

The record date for determining the Limited Partners who are eligible to submit Written Consent Cards is November __, 2014. This means that you must have been a Limited Partner of record at the close of business on November __, 2014 in order to vote your Units. You are entitled to one vote for each Unit you owned on that date. On the Fund’s record date, total outstanding Units carried 20,000 votes, which consisted of 20,000 Units.

Partnership Interests of the General Partners (page __)

The General Partners own a 1% general partner interest in the Fund and the General Partners and their affiliates own, in the aggregate 409 Units which represents approximately 2% of the total outstanding Units of the Fund. The General Partners will vote their Units in their sole discretion.

Interests of the General Partners in the Agreement (page __)

Under the Agreement and the limited partnership agreement of the Fund, the General Partners will receive substantial fees from the sale of the Properties in addition to the distributions of the net purchase price for the 1% general partner interest and, together with their affiliates, distributions of the net purchase price for their approximately 2% of the Units of the Fund. The fees and profit participation to which the General Partners are entitled under the limited partnership agreement are:

• •

A resale analysis and evaluation fee in the amount of 2% of the gross purchase price received by the Fund from the sale of the Properties; and

14% of the net distributable amount of the purchase price.

DSI Properties, Inc, one of our General Partners, will also receive a fee from Strategic that is separate from the purchase price for the Properties for transitioning the Properties to Strategic which fee will be in an amount of $174,435.

Solicitation of Unit Holder Written Consents (page __)

You must submit the Written Consent Card no later than 5:00 p.m. (PST), on _______, December __, 2014, unless postponed to a later date, by delivery to 6700 E. Pacific Coast Hwy, Long Beach, California 90803; or by fax at (562) 493-9352. Only Limited Partners of record at the close of business on November __, 2014, are entitled to notice of this solicitation of written consents and to submit a Written Consent Card by the December __, 2014 deadline.

Your written consent is being solicited for the approval of ALL of the proposals set forth below.

ALL OF THE FOLLOWING PROPOSALS MUST BE APPROVED IN ORDER FOR ANY SINGLE PROPOSAL TO BE ACTED UPON:

1.	PROPOSAL TO ACCEPT OR REJECT THE PURCHASE AND SALE AGREEMENT.

Approval of the Purchase and Sale Agreement, dated as of July 7, 2014, as amended (the “Agreement”), by and among the Fund and Strategic Storage Opportunities, LLC for the sale of up to all of the Properties of the Fund, on the terms and subject to the conditions contained in the Agreement, and the distribution to Limited Partners of the net proceeds from the sale. Net proceeds available for distribution, if all the Properties are sold, are currently estimated to be approximately $620 per Unit from the $16,760,000 aggregate gross purchase price for the Properties after payment of Fund’s expenses and fees, any adjustments as set forth in the Agreement, the amount that is distributable to the General Partners for their interest in the Fund, and General Partners fees payable under the limited partnership agreement of the Fund as further described in this proxy statement.

2.	PROPOSAL TO APPROVE DISSOLUTION OF THE FUND.

Approval to dissolve the Fund following the sale of all of the Properties.

While these proposals are being voted on separately, Limited Partners must approve ALL of the proposals in order for any action to be taken to sell the Properties and make the per-Unit distribution of the net sale proceeds. These items of business are described in the accompanying proxy statement and a copy of the Agreement is attached as Exhibit A.

  Approval of the proposals above, including approval of the Agreement, requires the affirmative vote of the Limited Partners who hold a majority of the outstanding Units entitled to vote.

No Appraisal or Dissenters’ Rights (page __)

Limited Partners are not entitled to appraisal or dissenters’ rights in connection with the Agreement or the dissolution of the Fund.

Conditions to Completion of the Sale of the Properties (page ___)

   As more fully described in this proxy statement and the Agreement, the completion of the sale of the Properties depends on the satisfaction or waiver of a number of conditions, including:

•	the absence of any injunction or other order prohibiting the consummation of the Agreement by a court or provision of law;
•	other customary conditions specified in the Agreement.

Strategic’s obligations to effect the Agreement are also separately subject to satisfaction or waiver of certain other conditions, including the following:

•	the required approvals of Limited Partners and the limited partners of all of the Partnerships;
•	the ability of the Fund to transfer good and marketable title to Strategic and the absence of environmental contamination on the Properties;
•	the Fund’s performance of and compliance with, in all material respects, all agreements and covenants required by the Agreement;
•	there not having occurred a material adverse effect on the Properties; and
•	the parties to the Agreement having obtained all permits and consents legally required to consummate the Agreement, subject to the materiality standards contained in the Agreement.

The Fund’s obligations to effect the Agreement is also separately subject to satisfaction or waiver of certain other conditions, including the following:

•	the representations and warranties of Strategic being true and correct, subject to the materiality standards contained in the Agreement; and

•	Strategic’s performance of and compliance with, in all material respects, all agreements and covenants required by the Agreement.

 Required Regulatory Approvals (page __)

Neither Strategic nor the Fund is aware of any material regulatory approvals that are required in order to consummate the sale of the Properties.

Third Party Consents, Approvals and Actions (page __)

Affiliates of Dahn Corp., the Fund’s property manager, have joint venture tenant-in-common minority interests in each of the Fund’s Properties and the transfer of the Dahn affiliates interests is a condition to the sale of the Properties. Under the respective joint venture agreements, the Fund has complete control over the sale of the Properties and the Dahn affiliates would be required to transfer their interests along with those of the Fund. However, while we have asked for a written assurance from Dahn that it will cause its affiliates to cooperate in the sales process, Dahn has refused to provide it. Therefore, there can be no assurance the Dahn affiliates will sign the required documentation when it is provided and the sale of the Properties might be delayed while we seek a court order to compel the transfer their interests. If required, we will promptly seek court intervention and pursue all other legal remedies available to us.

Termination of the Agreement (page __)

The Agreement is subject to termination if any of the conditions to completing the sale of the properties described above are not satisfied. In addition, Strategic can terminate the Agreement in the event that all of the required Limited Partner and limited partner consents are not obtained or if any Property has a title or environmental problem. Strategic can elect to exclude the Fund or any of the Partnerships that do not approve the Agreement and purchase the properties of those entities that have approved the Agreement. Strategic can also elect to exclude any of the Properties that have title or environmental problems and proceed with the purchase of the remaining Properties; however, if Strategic removes any one Property, the Fund has the right to remove all of its Properties and terminate the Agreement.

Return of Earnest Money Deposit (page __)

If the Agreement is terminated for any reason other than a breach by Strategic, the $5,000,000 earnest money deposit that has been paid into escrow for the sale of the Properties and the self storage properties of the other Partnerships will be returned to Strategic.

No Further Marketing of the Properties by the Fund (page __)

From the date the Agreement was signed through the date we sell the last of the Properties, we have agreed to not list, verbally or in writing, all or any portion of the Properties with any broker or otherwise solicit or make or accept any offers to sell all or any of the Properties or enter into any contracts or agreements, including back-up contracts, regarding the disposition of all or any portion of the Properties.

Income Tax Consequences (page __)

Your receipt of your distribution from the net proceeds of the purchase price for the Properties will be taxable to you. We have not conducted a tax analysis on a per Limited Partner basis and we make no specific tax conclusions or offer tax advice of any kind. Your tax consequences will depend on your personal situation. You should consult your own tax advisors for a full understanding of the tax consequences of your receipt of a distribution from the sale of the Properties.

Risks (page __)

In evaluating the proposal to approve the Agreement and approve the dissolution of the Fund, you should carefully read this proxy statement and the Agreement attached as Exhibit A and especially consider the factors discussed in the section entitled “Risk Factors.”

Among the risks associated with the Agreement and the sale of the Properties are the following:

•	From the Limited Partners’ perspective, any sale would generate a certain amount of taxable gain and depreciation recapture. Consequently, each Limited Partner should maintain a reserve to ensure that they have sufficient cash on hand in the year of sale to fund any tax liability. Each Limited Partner should discuss these tax ramifications with his or her own tax advisor, because the exact tax consequences of the sale is dependent on the personal circumstances of each Limited Partner;
•	There may be unexpected delays in the consummation of the Agreement, which would delay your receipt of the purchase price distribution;
•	The Agreement is subject to certain closing conditions that, if not satisfied or waived, will result in the Agreement not being completed;
•

The possibility that the Agreement might not be completed as a result of the failure to satisfy certain closing conditions, including securing approvals from Limited Partners and the limited partners of each of the Partnerships;

•	There are significant costs associated with the Agreement and the Fund would still be obligated to pay certain fees and expenses of its advisors regardless of whether the Agreement is consummated;
•	Income-oriented Limited Partners having to replace current income by investing with after-tax dollars in a low-interest rate climate;

•

Sale of the Properties and dissolution of the Fund will preclude our Limited Partners from having the opportunity to participate in the potential future growth in the value of the Properties and receive future income from operations;

•	The General Partners have interests in the Agreement that may be different from, or in addition to, the interests of our Limited Partners; and
•	There will be adverse tax consequences if all of the Properties are sold and the Fund is not dissolved within the same calendar year as the sale.

  Transaction Expenses (page __)

We have paid, and will be obligated to pay, certain fees and expenses in connection with the Agreement, even if the Agreement is not completed, including related legal and accounting fees, severance costs, fees payable to the General Partners and Bancap, costs and fees for preparing and filing this proxy statement, and the costs and expenses of soliciting your vote.

Financing (page __)

Strategic will pay the Fund $16,760,000 in cash for the purchase of all of the Properties, 14,564,495 of which will be retained by the Fund after distribution of 2,027,905 to affiliates of Dahn Corp. in payment for their tenant-in-common interests. Strategic and its affiliates intend to finance the purchase of the Properties using cash on hand and equity and debt financing utilizing existing financing arrangements and, barring unforeseen adverse economic conditions, Strategic expects to have readily available cash on hand to effect the purchase upon the closing date established for the sale of the Properties following the receipt of your approval of the Agreement.

Legal Proceedings Relating to the Agreement (page ___)

No litigation challenging or affecting the Agreement is pending or to our knowledge threatened as of the date of this proxy statement. However, as described above in “Third Party Consents, Approvals and Actions” We are joint venture partners with affiliates of our outside property manager, Dahn Corp. in all of the Properties. Under the respective joint venture agreements we control the sale of the Properties and the Dahn affiliates must comply with our instruction that they sell their minority tenant-in-common interests when we sell our majority interests.

To date, Dahn has been unwilling to provide us with an assurance letter that it will cause its affiliates to timely execute and deliver all documents required for the transfer of title to their interests in the Properties. If you approve the Agreement, we will promptly proceed with submitting our title transfer documents into escrow and request that the Dahn affiliates do the same. If they fail to comply, we will commence immediate legal action to force the sale of the Dahn affiliates interests and we will pursue all other available actions associated with their interference, obstruction and delay in our Properties ownership rights. We will also seek to recover our legal costs and expenses in connection with any such actions.

RISK FACTORS

In addition to the other information contained in this proxy statement, including the matters addressed under the caption “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote for approval of the Agreement.

In evaluating the proposal to approve the Agreement and the dissolution of the Fund, you should carefully read this proxy statement and the Agreement attached as Exhibit A, and especially consider the following factors:

•	The distribution of your share of the net purchase price from the sale of the Properties should be taxable to you; however, you will receive cash with which to pay any tax;
•	There may be unexpected delays in the consummation of the Agreement, which would delay your receipt of the per Unit net purchase price distribution;
•	The possibility that the Agreement might not be completed as a result of the failure to satisfy certain closing conditions, including securing approvals from Limited Partners and the limited partners of each of the other Partnerships

•	There are significant costs associated with the Agreement and the Fund would still be obligated to pay certain fees and expenses of its advisors regardless of whether the Agreement is consummated;
•	Income-oriented Limited Partners having to replace current income by investing with after-tax dollars in the current low-interest rate climate;
•	Sale of the Properties and dissolution of the Fund will preclude Limited Partners from having the opportunity to participate in the potential future growth in the value of the Properties and receive future income from Fund operations;
•	the General Partners have interests in the Agreement that may be different from, or in addition to, the interests of our Limited Partners; and
•	There will be adverse tax consequences if all of the Properties are sold and the Fund is not dissolved within the same calendar year as the sale.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy statement contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 that relate to the businesses of the Fund. These forward-looking statements are found at various places throughout this proxy statement. These forward-looking statements include, without limitation, those relating to the Agreement, and the outcome of contingencies such as approval of the Agreement by our Limited Partners and the approval by the other Partnerships. Those forward looking statements, wherever they occur in this proxy statement are necessarily estimates or projections reflecting the judgment of the respective management of the Fund and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by those forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or, in the case of documents incorporated by reference, as of the date of those documents. The Fund undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

THE WRITTEN CONSENT SOLICITATION OF LIMITED PARTNERS

We are furnishing this Proxy statement to Limited Partners of the Fund on the record date as part of the solicitation of votes by written consent.

Purpose of the Written Consents

Your written consent is being solicited for the approval of ALL of the following proposals.

You must submit the Written Consent Card no later than 5:00 p.m. (PST), on _______, December__, 2014, unless postponed to a later date, by delivery to 6700 E. Pacific Coast Hwy, Long Beach, California 90803; or by fax to (562) 493-9352.

ALL OF THE FOLLOWING PROPOSALS MUST BE APPROVED IN ORDER FOR ANY SINGLE PROPOSAL TO BE ACTED UPON:

1.	PROPOSAL TO ACCEPT OR REJECT THE PURCHASE AND SALE AGREEMENT.

Approval of the Purchase and Sale Agreement, dated as of July 7, 2014, as amended (the “Agreement”), by and among the Fund and Strategic Storage Opportunities, LLC for the sale of up to all of the Properties of the Fund, on the terms and subject to the conditions contained in the Agreement, and the distribution to Limited Partners of the net proceeds from the sale. Net proceeds available for distribution, if all the Properties are sold, are currently estimated to be approximately $620 per Unit from the $16,760,000 aggregate gross purchase price for the Properties after for tenant-in-common interests and payment of Fund’s expenses and fees, any adjustments as set forth in the Agreement, the amount that is distributable to the General Partners for their interest in the Fund, and General Partners fees payable under the limited partnership agreement of the Fund as further described in this proxy statement.

2.	PROPOSAL TO APPROVE DISSOLUTION OF THE FUND.

Approval to dissolve the Fund following the sale of all of the Properties.

While these proposals are being voted on separately, Limited Partners must approve ALL of the proposals in order for any action to be taken to sell the Properties and make the per-Unit distribution of the net sale proceeds. These items of business are described in this proxy statement and a copy of the Agreement is attached as Exhibit A.

ALL of the proposals must be approved in order for action on any single proposal to be taken.

  Approval of the items in the proposals above, including approval of the Agreement requires the affirmative vote of the holders of a majority of the outstanding Units entitled to vote.

The General Partners have determined that the Agreement is the best offer presented to the Fund for the sale of the Properties and that it should be presented to Limited Partners for their consideration as to whether to approve it. The General Partners make no recommendation to Limited Partners as to how they should vote on the proposals.

Therefore, all Limited Partners must make their own individual assessment, with the advice of such advisors as they may choose, as to whether to approve the Agreement and the other proposals set forth above. The General Partners will vote their approximately 2% of the outstanding Units of the Fund in their sole discretion.

Record Date; Units Entitled to Vote

Only Limited Partners of record at the close of business on November __, 2014, are entitled to notice of this solicitation of written consents and to submit a Written Consent Card by the December __, 2014 deadline.

On the record date, 20,000 Units of the Fund were outstanding and held by approximately 514 holders of record.

Vote Required

The approval of the proposals requires the affirmative vote of the holders of a majority of the outstanding Units of the Fund on the record date. Because the required vote of Limited Partners is based on the number of outstanding Units entitled to vote, rather than on the number of Units actually voted, the failure by a Limited Partner to submit a Written Consent Card will have the same effect as a vote against the proposals.

Units Owned by the General Partners and Affiliates

At the close of business on the record date, the General Partners and their affiliates held a 1% general partner interest in the Fund and approximately 2% of the Units of the Fund. The General Partners will vote their Units in their sole discretion.

Voting of Proxies

Limited Partners of record may vote their Units by completing the enclosed Written Consent Card, signing and dating it and mailing it in the enclosed postage pre-paid envelope. Limited Partners also may submit their Written Consent Card by fax by transmitting it to the fax number provided in the enclosed Written Consent Card. If a Written Consent Card is signed by a Limited Partner of record and returned without specific voting instructions, the Units represented by the Written Consent Card will be voted “FOR” the proposals.

Revocability of Written Consent Card

Limited Partners of record may revoke their Written Consent Card at any time prior to the expiration of the deadline for voting by executing a later-dated Written Consent Card relating to the same Units delivered to 6700 E. Pacific Coast Hwy, Long Beach, California 90803; or faxed to (562) 493-9352.

Solicitation of Written Consents

The Fund is soliciting written consents from its Limited Partners and will bear all expenses in connection with the solicitation.

The Fund Limited Partners who receive more than one Written Consent Card have Units registered in different forms or in more than one account. Please complete, sign, date and return all Written Consent Card to ensure that all of your Units are voted.

Extension of Voting Deadline

The General Partners may inform Limited Partners that the voting deadline has been extended to a later date, if necessary, to permit further solicitation of Written Consent Cards if there are not sufficient votes to approve the proposals.

BACKGROUND OF THE AGREEMENT

Marketing of the Properties

In numerous meeting of the General Partners throughout 2013, it was determined that obtaining a current market valuation of the Properties was in the best interests of the Fund and its Limited Partners. The General Partners’ determination was based on many factors such as the advanced age of the Fund, the illiquidity of the Units and the strong demand for self-storage facilities in the current economic environment. In November of 2013 we notified Limited Partners that Bancap had been retained as our advisor to assist us in researching, obtaining and evaluating market information regarding the Properties and in obtaining competitive offers from the active property acquirors in the self-storage industry. No reports or opinions were received by the Fund in connection with the provision of these services. In conducting this marketing process, we also evaluated debt financing alternatives reasonably available to the Fund.

Through Bancap, we obtained six (6) competitive offers from the marketplace and in June of this year we entered into a letter of intent with Strategic because we believe it was the best overall offer based on price without a speculative financing contingency coupled with speed and certainty of the sale of the Properties being successfully completed. Following Strategic’s initial due diligence investigation of the Properties, we enter into the Agreement in July, subject to Limited Partner approval.

In approving the Agreement we considered, among other things, the value of the purchase price to be paid for the Properties under the Agreement and noted that, based upon our most recent outside appraisals of the Properties (conducted in September of 2011), the $16,760,000 aggregate gross purchase price represents a premium of approximately 36% over those appraised amounts. We also noted that the currently estimated amount of the distribution from the net sale proceeds for all of the Properties will be approximately $620 per Unit and, including that minimum distribution amount, the Fund will have paid a return on original investment that is in excess of 220% per Unit from the inception of the Fund through the date of this proxy statement. There can be no assurance that the Fund will not incur higher outside costs and fees than are presently anticipated in closing the sale of the Properties or otherwise relating to the Agreement, in which case the estimated amount of the distribution to you per Unit would be reduced accordingly.

In addition, we concluded that the Agreement, if approved, would create substantially more distributable cash to Limited Partners than any of the debt financing alternatives we had considered. Finally, we considered the Agreement in light of the risk factors set forth above. See “Risk Factors.”

The Fund’s Reasons for the Agreement and No Recommendation by the General Partners

Subject to your approval, we entered into the Agreement on July 7, 2014, and determined that your consideration of the transactions contemplated by the Agreement are advisable, fair to and in the best interests of the Fund and its Limited Partners. However, the General Partners make no specific recommendation as to whether you should approve the Agreement and the Fund’s dissolution due to the large number of Limited Partners in the Fund and the other Partnerships, and the respective unique tax considerations, financial circumstances and future investment objectives of the Limited Partners and the limited partners of the other Partnerships.

Therefore, all Limited Partners must make their own individual assessment, with the advice of such advisors as they may choose, as to whether to approve the Agreement and, if all Properties are sold, the dissolution of the Fund. The General Partners will vote their Units in their sole discretion.

The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and factors we considered in approving the Agreement, including factors that may support the Agreement as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, we do not find it practicable to, and do not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching the approval determination. In addition, we did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to our ultimate determination. Except as noted above, the possible negative impact on the Fund was not quantified.

Interests of General Partners and Affiliates in the Agreement

In considering whether to approve the proposals, Limited Partners should be aware that the General Partners have certain interests in the Agreement that may be different from, or in addition to, the interests of Limited Partners generally. We were aware of the interests described below and considered them, among other matters, when approving the Agreement and submitting the Agreement for your approval through this proxy statement.

Under the Agreement and the limited partnership agreement of the Fund, the General Partners will receive substantial fees from the sale of the Properties in addition to the distributions of the net purchase price for the 1% general partner interest and, together with their affiliates, distributions of the net purchase price for the approximately 2% of the Units of the Fund that they own. The fees and profit participation to which the General Partners are entitled under the limited partnership agreement are:

• •

A resale analysis and evaluation fee in the amount of 2% of the gross purchase price received by the Fund from the sale of the Properties; and

14% of the net distributable amount of the purchase price.

  DSI Properties, Inc, one of our General Partners, will also receive a fee from Strategic that is separate from the purchase price for the Properties under the Agreement for its services in transitioning the Properties to Strategic following their sale which fee will be in an amount of up to $174,435.

Partnership Interests of the General Partners and Affiliates

The General Partners own a 1% general partner interest in the Fund and the General Partners and their affiliates own, in the aggregate, 409 Units which represents approximately 2% of the total outstanding Units of the Fund. The General Partners will vote their Units in their sole discretion.

No Review of Federal or State Income Tax Consequences of the Agreement

Your receipt of your distribution from the net proceeds of the purchase price for the Properties will be taxable to you. We have not conducted a tax analysis on a per Limited Partner basis and we make no specific tax conclusions or offer tax advice of any kind. Your tax consequences will depend on your personal situation. You should consult your own tax advisors for a full understanding of the tax consequences of your receipt of a distribution from the sale of the Properties and the dissolution of the Fund thereafter.

No Appraisal or Dissenters’ Rights

Limited Partners are not entitled to appraisal or dissenters’ rights in connection with the Agreement or the dissolution of the Fund.

Legal Proceedings Relating to the Agreement

No litigation challenging or affecting the Agreement is pending or to our knowledge threatened as of the date of this Proxy statement. However, as described above in “Third Party Consents, Approvals and Actions,” we are joint venture partners with affiliates of our outside property manager, Dahn Corp., in all of the Properties. Under the respective joint venture agreements we control the sale of the Properties and the Dahn affiliates must comply with our instruction that they sell their minority tenant-in-common interests when we sell our majority interests.

To date, Dahn has been unwilling to provide us with an assurance letter that it will cause its affiliates to timely execute and deliver all documents required for the transfer of title to their interests in the Properties. If you approve the Agreement, we will promptly proceed with submitting our title transfer documents into escrow and request that the Dahn affiliates do the same. If they fail to comply, we will commence immediate legal action to force the sale of the Dahn affiliates interests and we will pursue all other available actions associated with their interference, obstruction and delay in our Properties ownership rights. We will also seek to recover our legal costs and expenses in connection with any such actions.

Financing

Strategic will pay the Fund $16,760,000 in cash for the purchase of all of the Properties. Strategic and its affiliates intend to finance the purchase of the Properties using cash on hand and equity and debt financing utilizing existing financing arrangements and, barring unforeseen adverse economic conditions, Strategic expects to have readily available cash on hand to effect the purchase upon the closing date established for the sale of the Properties following the receipt of your approval of the Agreement.

SELECTED MATERIAL TERMS OF THE AGREEMENT

The following is a summary of selected material provisions of the Agreement. This summary is qualified in its entirety by reference to the Agreement, which is incorporated by reference in its entirety and attached to this proxy statement as Exhibit A. We urge you to carefully read the Agreement in its entirety.

The Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about the Fund or Strategic. Such information can be found elsewhere in this proxy statement and in the other public filings made by the Fund or affiliates of Strategic with the SEC, which are available without charge at www.sec.gov.

Form of the Agreement

The Agreement was entered into subject to your approval and the approval of the other Partnerships who are parties to the Agreement for the sale of all of our Properties and the self-storage properties and related assets of the other Partnerships. The Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Fund and Strategic, and may be subject to important qualifications and limitations agreed to by the Fund and Strategic in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to Limited Partners, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk between the Fund and Strategic. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Form of the Agreement

If we do not approve the Agreement or if any of the other Partnerships fail to approve the Agreement, Strategic has the option of proceeding with the purchase from those who have consented or terminating the Agreement entirely.

Purchase Price and Adjustments

If the Agreement is approved by the holders of a majority of our outstanding Units and is approved by the other Partnerships, and all other conditions to the Agreement are satisfied or waived, all of our Properties and those of the other Partnerships will be sold to Strategic and our allocable share of the purchase price will be $16,760,000, subject to prorations and adjustments as set forth in this Agreement, and will be paid to us at the closing of the sale by wire transfer of immediately available funds.

DSI Properties, Inc, one of our General Partners, will also receive a fee from Strategic that is separate from the purchase price for the Properties under the Agreement for its services in transitioning the Properties to Strategic following their sale which fee will be in an amount of up to $174,435.

Strategic has paid $5,000,000 into an escrow account as an earnest money deposit to be applied against the purchase of our Properties and those of the other Partnerships. If Strategic elects to terminate the Agreement for failure to receive our and the other Partnerships consent or if the Agreement is terminated for any reason other than a breach by Strategic, the full amount of the earnest money deposit will be returned to Strategic.

Conditions to Closing the Sales under the Agreement

We and Strategic will complete the Agreement when all of the conditions to completion of the Agreement contained in the Agreement, which are described in the section entitled --“Conditions to Closing,” are satisfied or waived, including approval of the Agreement and the Agreement by the majority of our Unit holders and the approval of the other Partnerships. Thereafter, the closing will occur in up to three (3) tranches.

We are working with Strategic to complete the Agreement as quickly as possible following the receipt of your votes upon the submission of the Written Consent Cards delivered to you with this proxy statement. Because completion of the Agreement is subject to certain conditions that are beyond our control, we cannot predict the exact timing; however, the transactions under the Agreement are targeted to close by March 31, 2015.

Representations and Warranties

The Agreement contains customary representations and warranties from Strategic as the purchaser under the Agreement and the Fund and the other Partnerships as sellers under the Agreement will provide customary representations and warranties relating to, among other things, the following:

•	partnership organization, power, authority and good standing of the Fund and the other Partnerships and similar partnership matters, including the ability to control the sales of certain self-storage properties owned through joint ventures with third parties;
•	authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the Agreement and related matters of the Fund and the other Partnerships;
•	absence of certain changes or events since July 7, 2014 related to the Fund and the other Partnerships;
•	pending or threatened material litigation of the Fund and the other Partnerships;
•	absence of undisclosed liabilities of the Fund and the other Partnerships;
•	compliance with applicable laws by the Fund and the other Partnerships;
•	filing of tax returns and payment of taxes by the Fund and the other Partnerships;
•	title to the Fund’s and the other Partnerships’ properties;
•	various environmental matters, including compliance with environmental laws, by the Fund and the other Partnerships;
•	intellectual property rights of the Fund and the other Partnerships;
•	certain contracts and agreements of the Fund and the other Partnerships;
•	engagement and payment of fees of brokers, investment bankers, finders and financial advisors of the Fund and the other Partnerships; and
•	maintenance of reasonable insurance coverage of the Fund and the other Partnerships.

Conditions to Closing

Conditions to Strategic’s obligations to close the purchases under the Agreement are, among other things conditioned upon the following with respect to the Fund and the other Partnerships:

•	the representations and warranties remain true and correct in all material respects as of each closings;
•	all covenants have been fully complied with in all material respects at the closings;
•	as of each closing date, there is no pending or threatened litigation, claims, attachments of bankruptcy related proceedings; and
•	as of each closing date, there is no material adverse change in the performance of any of the self-storage properties.

Covenants and Agreements

Except as specifically required or prohibited by the terms of the Agreement or upon written consent of Strategic, prior to the completion of each of the closings, the Fund and the other Partnerships have agreed that they will conduct their business in the ordinary course consistent with past practice, use reasonable best efforts to preserve substantially intact in all material respects its present business organization, assets, properties, reputation and key relations, and keep available in all material respects the services of its present employees.

In addition, the Fund and the other Partnerships have agreed to:

•	not list any of their self-storage properties for sale that are subject to the Agreement;
•	auction the contents of any self-storage unit where the tenant is 75 or more days past due in rent payments;
•	cause each property manager who occupies an on-site apartment unit to vacate by the closing date and allow for a $25,000 escrow of the purchase price to cover eviction costs for each self-storage property where the tenant manager has not timely vacated; and
•	maintain the insurance coverages of the Fund and the other Partnerships through the applicable closing date.

Termination

Either of the Fund and the other Partnerships or Strategic may terminate the Agreement upon any breach by the other party. In the event of a termination due to a breach by Strategic, the Fund and the other Partnerships would receive their allocable share of the $5,000,000 earnest money deposit. Upon any termination other than due to a breach by Strategic, the full amount of the earnest money deposit would be returned to Strategic.

Amendment; Extension and Waiver

The Agreement may be amended, extended or any provision waived in writing by the parties.

WHERE YOU CAN FIND MORE INFORMATION

The Fund files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that the Fund has filed with the SEC at the following SEC public reference room:

100 F. Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Fund’s SEC filings are also available for free to the public on the SEC’s Internet website at www.sec.gov, which contains reports, proxy statements and information statements and other information regarding companies that file electronically with the SEC.